            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of
RathGibson, Inc. of our report dated April 5, 2005, except for information in
Notes 3 and 11 for which the date is January 9, 2006, relating to the financial statements and financial statement schedule, which appears in such Registration
Statement. We also consent to the references to us under the headings "Experts",
"Selected Consolidated Financial Data" and "Summary Consolidated and Pro Forma
Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 8, 2006